EXHIBIT 10.42
SECURED PROMISSORY NOTE
(TRUST NOTE)

$179,433.20        Issuance Date: November 1, 2005
Maturity Date: June 30, 2006

FOR VALUE RECEIVED, Natural Soda, Inc. (hereinafter designated "Maker") promises to pay to the order of Sentient Global Resources Trust No. 1 (hereinafter designated "Holder") at c/o Sentient (Aust) Pty Limited, Trustee of Sentient Global Resources Trust No. 1, Level 9, 20 Loftus Street, Sydney NSW 2000 Australia, (or at the option of Holder, at such other place or places Holder shall designate in writing) in lawful money of the United States, the principal sum of One Hundred Seventy Nine Four Hundred Thirty Three and 20/100 Dollars ($179,433.20) with interest thereon as described herein.

1. Interest. The unpaid principal balance remaining unpaid from time to time shall bear interest at the rate of Twenty per cent (20.0%) per annum. Interest shall be compounded monthly.

2. Payments. Interest shall be payable monthly with the first such payment being due and payable on December 1, 2005, and succeeding payments due and payable on the first day of each and every month thereafter. Principal shall be payable on June 30, 2006 unless accelerated prior to such date.

3. Maturity Date. The entire balance of the unpaid principal together with interest thereon, shall be due and payable on June 30, 2006 unless the maturity date is accelerated as provided below.

4. Prepayment Permitted. Prepayments may be made in part or in full of principal or interest due under this Note without penalty. Any prepayments shall be credited against the final installment due under this Note and shall not affect the next installment of principal and interest.

5. Nonmonetary Default. If (i) this Note, any guarantee hereof, the security agreement related hereto, or any other agreement, undertaking or arrangement referred to therein shall become unenforceable in accordance with its terms, or (ii) Maker or any endorser, surety or guarantor of this Note:

a. Fails, after demand, to furnish financial information or to permit inspection of any of their respective books and records;

b. Suspends business, dissolves or terminates its existence;

c. Becomes insolvent (unable to pay his, her, or its debts as they become due) or offers settlement to its creditors in lieu of such proceedings;

d. Files a voluntary petition in bankruptcy, or an involuntary petition in bankruptcy is filed against him, her, or it that is not discharged within thirty (30) days;

e. Makes an assignment for the benefit of creditors;

f. Mortgages, pledges, assigns, or transfers any assets, accounts receivable or other property, in trust or otherwise without the prior written consent of Holder;

g. Makes any representation or warranty or has made any representation or warranty which proves to be false, incorrect or misleading in any material respect regarding its business, operations, assets or financial condition, or if any report, certificate, or financial statement given to Holder shall be false or misleading in any material respect;

h. Fails to pay any of its obligations when due, whether at scheduled maturity, required prepayment, demand, acceleration, or otherwise, or fails to perform any agreement or other material obligation owed to any other party;

i. If it is dissolved,

such occurrence shall be deemed to be a “non-monetary event of default” hereunder.

6. Acceleration. Upon (i) any failure of Maker to pay any installment of principal or interest when due hereunder, (ii) the occurrence of a non-monetary event of default if said non-monetary event of default is not cured within ten (10) days of notice from Holder to the Maker, or (iii) if, by December 31, 2005, Maker’s bonding has not been renewed or extended at no additional cost to Maker, or (iv) on or before March 31, 2006, all of Natural Soda Holdings, Inc.’s Unsecured Subordinated Series C Debentures due February 19, 2008 and 95% of the Secured Series A Debentures Due September 30, 2005 issued to AmerAlia. Inc. and Maker plus accrued interest thereon have not been converted into equity of Natural Soda Holdings, Inc., then in the case of any such occurrence, the unpaid principal, accrued interest, and all other amounts represented by this Note, at the option of the Holder hereof, to be exercised at any time thereafter, shall be due and payable at once, without further notice or demand

7. Cross Default. A default under this Note shall be deemed to constitute a default under any and all other notes or other evidences of indebtedness and any instruments of security under which the Holder is a beneficiary or under the Continuing Guarantee dated March 19, 2004 from Maker for the benefit of Holder (and others). Similarly, should Maker or any endorser, guarantor, or surety for this Note default under any agreement or obligation to the Holder, then such default shall also constitute a default hereunder.

8. Late Charge. If any installment of principal or interest is not received when due, it shall be subject to and Maker agrees to pay, a late charge equal to five percent (5%) of such delinquent installment. Said late charge shall be immediately due and payable without notice to Maker or demand by Holder.

9. Default Interest. After any default, interest shall accrue on all unpaid principal and interest at the rate of thirty percent (30%) per annum, compounded monthly, until such default is cured or until this Note is paid in full (the “default rate”).

10. Security. This Note will be secured by a first priority security interest in Maker's accounts receivable and contract rights and general intangibles directly related to the accounts receivable which is described in Security Agreement between Maker and Sentient Asset Management USA, Inc. as collateral agent for the Holder, of even date herewith.

11. Conversion. After any default, upon written notice to the Maker, the Holder may convert the outstanding principal amount of this Note and all accrued but unpaid interest into eight tenths of one percent (0.8%) of each class of the Maker's capital stock. When issued, the shares of the Maker's capital stock issuable upon conversion of this Note will be legally issued, fully-paid and non-assessable. Upon conversion, this Note will be cancelled and no longer outstanding.

12. Waiver. Each person or entity now or at any time liable, whether primarily or secondarily, for the payment of the indebted-ness hereby evidenced, for himself, herself, or itself, and its heirs, legal representa-tives, successors and assigns, expressly waives presentment for payment, notice of dishonor, protest, notice of protest, and diligence in collection, and consents that the time of said payments or any part thereof may be extended by the Holder hereof, without modifying, altering, releasing, affecting or limiting its respective liability.

13. Cumulative Rights. No failure to exercise and no delay in exercising on the part of the Holder, his, her, or its successors or assigns, of any right hereunder shall operate as a waiver of such right, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of the Holder, or his, her, or its successors or assigns, shall be cumulative and in addition to all other rights provided by law.

14. Costs and Attorney’s Fees. The Maker of this Note agrees to reimburse the Holder hereof for all reasonable costs, including attorneys' fees incurred to collect this Note (whether a formal action is commenced or not), or any installments or principal and/or interest if not paid when due, or to enforce any of the rights of a secured party with respect to the collateral for this Note (including but not limited to the costs of retaking possession of any collateral for this Note), or to collect on any of the guarantees hereof. All amounts awarded to the Holder as part of any judgment shall bear interest at the default rate until paid in full.

15. Joint and Several Obligation. The obligations of Maker and any other obligor shall be joint and several.

16. Consent. No extension of time for payment of all or any part of the amount owing on this Note will affect the liability of the Maker or any surety, guarantor, or endorser of this Note. The Maker and all sureties, guarantors, endorsers, severally consent to any and all extensions of time, renewals, releases of liens, waivers, and modifications that may be made by the Holder to any other party. No delay by the Holder in exercising any right under this Note will operate as a waiver of that right; nor will any single or partial exercise of any right preclude other or further exercise of the right, or the exercise of any other right under this Note or otherwise as permitted by law. Any waiver or modification will be valid only to the extent set forth in writing signed by the parties hereto.

17. Waiver of Jury Trial. Maker and each endorser, surety or guarantor of this Note waives the right to trial by jury in any action in connection with this Note.

18. Addresses for Notices and Payments. Except as otherwise provided, all payments, notices, tender, delivery or other communications to be given shall be in writing and shall be deemed to be properly given if delivered, mailed or sent by wire or other telegraphic communication:

If to Holder:
Sentient (Aust) Pty Limited
Trustee of Sentient Global Resources Trust No. 1
Level 9, 29 Loftus Street
Sydney NSW 2000
Australia

With a copy to:
Sentient Asset Management Canada Limited
1010 Sherbrooke Street West, Suite 1512
Montreal, Quebec H3A-2R7
Canada

If to Maker:
Natural Soda, Inc.
20971 Smoky Hill Rd.
Centennial, Colorado 80015

Either party may change that party's address for these purposes by giving written notice of the change to the other party in the manner provided in this section. If sent by mail, any notice, delivery, or other communication shall be effective or deemed to have been given two (2) days after it has been deposited in the United States mail, duly registered or certified, with postage prepaid, and addressed as set forth above. If sent by wire or other form of telegraphic communica-tion, including facsimile transmission, or if delivered by courier or personal service, any notice, delivery or other communication shall be effective or deemed to have been given upon receipt.

19. Applicable Law. This Note shall be governed by and construed and enforced in accordance with the provisions of the laws of the State of Colorado. The federal and state courts in the State of Colorado shall have exclusive jurisdiction to adjudicate any dispute arising out of this Note. Maker hereby expressly consents to personal jurisdiction of said courts.

20. Business Purposes. The obligation represented by this Note is for commercial purposes only and is not for personal, family or household purposes.

21. Interest Limitation. Interest payable under this Note and other amounts which would be considered to be interest or other charge for the use or loan of money shall never exceed the highest rate allowed by law. If the interest or other charges collected or to be collected in connection with the loan evidenced hereby exceed the permitted limits, then: (i) any such interest or loan charge shall be reduced by the amount necessary to reduce the amount charged to the permitted limit, and (ii) any sums already collected from Maker which exceed the permitted limits will be refunded or used to reduce other amounts payable hereunder.

22. Registered Obligation. This note is registered with the Maker as to both the principal amount and any interest payable hereunder and may be transferred by the Holder to any third person only by surrendering the original note to the Maker and the issuance by the Maker of a new obligation to the transferee, as required under Section 1.871-14(c) of the Treasury Regulations promulgated under the United States Internal Revenue Code.

MAKER:
Natural Soda, Inc.

By:
Bill H. Gunn, President